Exhibit 10.6

SECOND AMENDED AND RESTATED LIMITED WAIVER

THIS SECOND AMENDED AND RESTATED LIMITED WAIVER dated as of June 30, 2020 (the “A&R Limited Waiver”) is granted by Bank of Montreal, as administrative agent (the “Administrative Agent”), on behalf of and at the direction of the Required Lenders in favour of MGE Niagara Entertainment Inc. (the “Borrower”);

WHEREAS the Borrower entered into a credit agreement dated as of June 10, 2019 (as amended on July 17, 2019 and as may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”) with, among others, Complex Services Inc., as guarantor, the Administrative Agent, and each of the lenders party thereto from time to time, as lenders (the “Lenders”);

AND WHEREAS in light of the COVID-19 pandemic and in accordance with Applicable Law, OLG has authorized and directed the temporary closure of the Casino Facilities (the “Closure”) until the earlier of 3:59:59 a.m. on (i) September 30, 2020, and (ii) the date on which such Casino Facilities are permitted to open to the public in accordance with Applicable Law, subject to any other re-opening date by agreement of the parties (the closure, without regard to any extension thereof, being the “Closure Period”);

AND WHEREAS OLG has agreed to provide certain financial relief to the Borrower under the COSA during the Closure Period, as further described in the letters from OLG to the Borrower dated April 19, 2020 and June 12, 2020, copies of which have been provided to the Lenders;

AND WHEREAS, the Closure has been for a duration of more than 60 consecutive days which, in the absence of the May Limited Waiver and the June Limited Waiver (each as defined below), would have resulted in an Event of Default under Section 11.1.11 of the Credit Agreement (the “Closure Default”);

AND WHEREAS in accordance with Section 9.2.15 of the Credit Agreement, upon the assignment to, and assumption by, the Borrower of the NFEC Lease (the “NFEC Lease Assignment Date”), the Borrower is required to contemporaneously deliver to the Administrative Agent the closing deliverables set out in such Section (the “NFEC Deliverables”);

AND WHEREAS the Borrower had requested, and the Required Lenders had agreed, in the June Limited Waiver (as defined below) that the Required Lenders waive the requirement to deliver the NFEC Deliverables on the NFEC Lease Assignment Date and grant an extension to deliver such documents on June 30, 2020 (the “NFEC Deliverables Date”);

AND WHEREAS the Closure is anticipated to result in a breach of the financial covenants set forth in Sections 9.4.1 and 9.4.2 of the Credit Agreement as at June 30, 2020 (the “Anticipated Financial Covenant Breach”), and the Borrower has requested that the Required Lenders waive such Anticipated Financial Covenant Breach until July 31, 2020, and waive the delivery of the Compliance Certificate for the Fiscal Quarter ending June 30, 2020 pursuant to Section 9.1.1.3(a) of the Credit Agreement (the “Q1 Compliance Certificate”);

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AND WHEREAS, pursuant to an Amended and Restated Limited Waiver dated as of June 15, 2020 (the “June Limited Waiver”), which amended and restated an earlier limited waiver dated May 15, 2020 (the “May Limited Waiver”), the Administrative Agent on behalf of and at the direction of the Required Lenders waived the Closure Default until, and any consequences thereof, under the Credit Agreement or any other Loan Document, and extended the NFEC Deliverables Date to, June 30, 2020;

And WHEREAS, pursuant to a letter agreement between OLG and the Borrower dated June 16, 2020, OLG and the Borrower have agreed to extend the NFEC Lease Assignment Date;

AND WHEREAS, the Borrower has requested that the Required Lenders waive the Anticipated Financial Covenant Breach and the requirement to deliver the Q1 Compliance Certificate, and extend the waiver of any occurrence of the Closure Default, and any consequences thereof, under the Credit Agreement or any other Loan Document, and extend the NFEC Deliverables Date, in each case from the date hereof until July 31, 2020 (such period being referred to herein as the “Extended Waiver Period”);

AND WHEREAS the Required Lenders have agreed to the requested waiver on the terms and conditions specified herein;

NOW THEREFORE the parties hereto hereby agree as follows:

1.	Capitalized terms used and not otherwise defined in this A&R Limited Waiver shall have the meanings given to them in the Credit Agreement.
2.

The Administrative Agent on behalf of the Required Lenders hereby waives any occurrence of Closure Default, the Anticipated Financial Covenant Breach and the requirement to deliver the Q1 Compliance Certificate, and any consequences thereof, under the Credit Agreement or any other Loan Document, in each case during the Extended Waiver Period and extends the NFEC Deliverables Date to July 31, 2020; provided that the Borrower agrees that, during the Extended Waiver Period:

(a)	it shall not request, and the Lenders shall have no obligation to make available, any Advances under either Credit Facility;
(b)	the Applicable Margin shall be deemed to be at Level 4 as set out in Schedule B of the Credit Agreement;
(c)	it shall not make any Distributions pursuant to clause (c) or (e) of the definition of Permitted Distributions; and
(d)

it shall not (i) amend, modify, supplement or waive provisions of the Leases, the MGE Management Agreement, the CNHI Consulting Agreement or the Convertible Debentures unless such amendment, modification, supplement or waiver would not increase payments by the Borrower thereunder or otherwise be adverse to the interests of the Lenders, or (ii) make any Acquisitions.

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3.

The waivers contained in this A&R Limited Waiver shall be effective only in this instance for the duration of the Extended Waiver Period and for the specific purpose for which they were intended and shall not be deemed to be consents to any other transaction or matter or waivers of compliance in the future, or waivers of any preceding or succeeding breach of the same or any other covenant or provision of the Credit Agreement or any other Loan Document.

4.

This A&R Limited Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This A&R Limited Waiver may be executed by way of electronic signature (including through an information system such as DocuSign or OneSpan or by any other electronic means) and any such execution of this A&R Limited Waiver shall be of the same legal effect, validity or enforceability as a manually executed signature.  Delivery of an executed counterpart of a signature page to this A&R Limited Waiver by telecopier or by electronic transmission of a pdf formatted copy shall be effective as delivery of a manually executed counterpart of this A&R Limited Waiver.

5.

The Borrower, by countersigning this A&R Limited Waiver, confirms that (i) no Default or Event of Default has occurred and is continuing as of the date hereof and (ii) the representations and warranties of the Loan Parties made in or pursuant to the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (except such representations and warranties which are specified to be made as of a particular date, in which case such representations and warranties were true and correct as of such date).

6.	This A&R Limited Waiver constitutes a Loan Document for the purposes of the Credit Agreement, and amends and restates the June Limited Waiver in its entirety.
7.	This A&R Limited Waiver shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

- signature pages follow -

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IN WITNESS WHEREOF, the Administrative Agent has signed this A&R Limited Waiver on behalf of and at the direction of the Required Lenders effective as of the first date written above.

BANK OF MONTREAL, as Administrative Agent

By:	/s/ Francois Wentzel
Name:	Francois Wentzel
Title:	Managing Director

By:	/s/ Steven Latinovich
Name:	Steven Latinovich
Title:	Managing Director

[Signature Page – June 2020 A&R Waiver]

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The undersigned acknowledges and agrees to the foregoing as of the date first above written.

MGE NIAGARA ENTERTAINMENT INC., as Borrower

By:	/s/ Richard Taylor
Name:	Richard Taylor
Title:	President

By:	/s/ Kevin Wilson
Name:	Kevin Wilson
Title:	CFO

[Signature Page – June 2020 A&R Waiver]

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